Contacts:
                                                                       --------
                                                                      ePlus inc.
                                                             Kley Parkhurst, SVP
                                                               Tel: 703-709-1924
                                                            kparkhurst@eplus.com

                                                                ProcureNet, Inc.
                                                               John Sanford, CFO
                                                               Tel: 973-439-2874
                                                     john.sanford@procurenet.com


For Release on May 10, 2001

              EPLUS TO ACQUIRE THE SOFTWARE BUSINESS OF PROCURENET
              Acquisition expands capabilities and domain expertise
                        in eProcurement, eMarketplaces,
         MRO, eContent management, and 3rd party application integration
                    ePlus Gains Seventy New Active Customers
              Conference Call Scheduled for May 14th at 11:00 A.M.


HERNDON, VA - May 10, 2001 - ePlus inc. (Nasdaq: "PLUS"), a leader in Web-based integrated procurement and business process services including asset management and financing, today announced that it has executed a definitive agreement to purchase the commercial technology business assets of ProcureNet(TM), Inc., a company formed in 1999 by the consolidation of several operating companies.

The acquisition will further enhance ePlusSuite, a revolutionary integration of hosted e-procurement and asset management applications. ePlusSuite provides ePlus customers a seamless eBusiness interface to resolve their most costly and labor intensive challenges, reduce costs, and dramatically increase ROI. From online procurement, to web-enabling legacy vendor catalogues, to leasing a wide range of IT assets, to managing payables, to comprehensive back-end integration capabilities, the combined ePlus and ProcureNet solutions will deliver maximum value and dramatically lower the total cost of ownership across the enterprise.

"This acquisition significantly broadens our suite of end-to-end solutions and enhances our competitive position in the market" commented Phillip G. Norton, chairman, president and chief executive officer of ePlus. "We are gaining a mature and leading edge technology solution, a blue chip customer base, and experienced individuals with extensive domain expertise." Mr. Norton added "ProcureNet has been a leader in providing procurement solutions to commercial, federal, and municipal customers, generating and enriching MRO content for a wide variety of vendors, and completing complex ERP integrations in both the licensed and ASP model. These capabilities will expand our end-to-end solution and help us continue to deliver best-of-breed solutions to our customers."

"This acquisition is a logical extension of the ePlus offering and will enhance the value available to both ePlus and ProcureNet customers," said Lisa Williams, Program Manager for B-to-B Commerce and Applications at the Yankee Group. "Leveraging and extending the expertise embodied in ProcureNet's OneSource application and eContent factory in conjunction with ePlus's current business line creates a compelling advantage for businesses."

The transaction, structured as an asset purchase agreement, has been approved by the boards of both companies and is expected to close May 15, 2001. Consideration will be $1 million in cash plus approximately 422,500 shares of unregistered common stock. The primary assets acquired include:

o    OneSource(TM),   a   comprehensive   e-procurement   software   solution  o
     MarketBuilder(TM), a robust marketplace software solution

o Common Language Generator(TM) software, used for eContent cleaning and enrichment

o    Several registered and applied for patents, trademarks, and copyrights

o The entire commercial and municipal customer list, including more than 70 active licensees

o    All reseller and partnership agreements and related contracts

o Key personnel, including development, sales, marketing, and implementation staffs

John Sanford, chief financial officer of ProcureNet, Inc., said "ePlus has the best solution for middle-market customers, both in terms of concept and execution. The addition of ProcureNet's technology and domain expertise should substantially increase ePlus' competitiveness. OneSource is a very comprehensive and functional solution that has successfully competed against leading e-procurement solutions. The content factory, driven by a patented software application Common Language Generator (CLG), provides the best tool in the industry for eContent management. We look forward to a long term alliance, one where ePlus and ProcureNet combine their best-in-class solutions to further grow and expand our respective businesses."

ProcureNet and ePlus will agree to resell each other's best-in-class services and technologies. For example, ePlus will be able to resell ProcureNet's Spot Buying and Logistics and Fulfillment Services, and ProcureNet will be able to resell Manage+, ePlus 's asset management service.

The customers acquired from ProcureNet are commercial and municipal enterprises, further leveraging ePlus's public sector finance and services business. Some of these customers include Forbes, Inc., Summit Bank, World Savings, CMS Energy, Amica Mutual Insurance, Emory University, Western and Southern Life Insurance Company, Santa Clara, and Fresno County.

ePlus will host a conference call to discuss the acquisition Monday, May 14 at 11:00 A.M. The call is open to the public and may be accessed by calling 800-683-1535 or 973-633-1010. Simply ask to be connected to the ePlus conference call. A replay will be available through May 22, 2001 by calling 877-519-4471 or 973-341-3080 and using the passcode 2592197. In addition, a live Webcast and archived replay are available as follows:

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ePlus(TM),  ePlusSuite(TM),  Procure+(TM) , Manage+(TM) , and  Service+(TM)  are
trademarks of ePlus inc.  Finance+SM is a registered  service mark of ePlus inc.
ProcureNet(TM),    B14ZR(TM),    OneSource(TM),    OneReq(TM),    CLG(TM),   and
MarketBuilder(TM) are trademarks of ProcureNet, Inc. At closing, all but ProcureNet(TM) will become trademarks of ePlus. Other trademarks mentioned herein are the property of their respective owners.

About ProcureNet Inc.

ProcureNet (http://www.procurenet.com/) is the pioneer and a leading provider of Internet B2B, B2G, and eContent solutions and services. Its flagship product suite, OneSource(TM), uniquely integrates Web-based procurement applications, global buying portals, and value-added purchasing services. The company recently received the prestigious "Hammer Award" from the U.S. Government's National Performance Review for helping DoD employees reduce inventory and cut costs. ProcureNet provides solutions to more than 125 public and private sector organizations and is headquartered in Great River, NY.

About ePlus:

ePlus is a leading provider of hosted Web-based e-procurement, asset management, and financing solutions. ePlus both simplifies and shortens the implementation process by including customized workflow management and hosting the Procure+ and Manage+ solutions for its customers.

ePlus has over 173 e-commerce customers, including over 100 implemented customers. Founded in 1990, ePlus is headquartered in Herndon, VA and has more than 20 locations in the US. For more information, visit our website at www.eplus.com, call 800-827-5711 or email to info@eplus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements. Actual and anticipated future results may vary due to the following risks and uncertainties, including, without limitation, general economic conditions; fluctuations in operating results; its ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; the lack of long-term contracts in certain business units; its ability to enter into and retain its existing, strategic relationships; market acceptance; rapid technological change; a decline in Internet usage and intense competition in its market; its ability to effectively integrate the operational, managerial and financial aspects of the ProcureNet acquisition and future acquisitions; demand and competition for the Company's lease financing, equipment sales, asset management and software licenses and services, and the products to be leased or sold by the Company; the continued availability to the Company of adequate financing including permanent non-recourse and recourse debt, and working capital lines of credit; the ability of the Company to recover its investment in equipment through remarketing; the successful execution of its e-commerce strategy; the amount of equipment ordered, purchased and/or leased by its customers; and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.